Exhibit 10.53

THIS PROMISSORY NOTE AND THE SECURITIES PURCHASABLE UPON EXERCISE OF THE RIGHTS CONTAINED IN THIS PROMISSORY NOTE (COLLECTIVELY, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”). THE SECURITIES MAY NOT BE SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE HOLDER HEREOF (M2B, INC.), AN EXEMPTION FROM SUCH REGISTRATION UNDER THE SECURITIES ACT IS APPLICABLE TO SUCH PROPOSED EXERCISE, SALE, ASSIGNMENT, PLEDGE, TRANSFER OR OTHER DISPOSITION.

CONVERTIBLE PROMISSORY NOTE

$100,000.00	June 15, 2005
Los Angeles, California

FOR VALUE RECEIVED, ORBIT BRANDS CORPORATION, a Delaware corporation (“ORBIT”) (the “Borrower”), hereby promises to pay to M2B, Inc. (the “Holder”), the sum of One Hundred Thousand Dollars ($100,000.00) on the second anniversary date following the confirmation of the Company’s Chapter 11 Plan of Reorganization (the “Maturity Date”), together with accrued interest. Borrower shall repay the principal and any accrued but unpaid interest due upon this Promissory Note (the “Note”) on the Maturity Date, by check or wire transfer to the person who is the registered holder of this Note (the “Holder”). Whenever any payment to be made hereunder falls due on a Saturday, Sunday or business holiday in New York, New York, such payment may be made on the next succeeding business day and such extension of time will, in such case, be included in computing interest, if any, in connection with such payment.

Interest shall accrue on the principal amount of the Note at a fixed simple rate of ten percent (10%) per annum, calculated on the actual number of days elapsed on the basis of a 360-day year. Interest shall be payable in kind (convertible into shares of common stock) or cash. The principal and all accrued interest may be converted into fully paid and nonassessable shares of common stock of the Borrower at the conversion price (defined hereinbelow) at the option of the Holder, in the event that the principal and all accrued interest is not paid in full in cash on the Maturity Date.

The conversion price shall be $0.001 per share (the “Conversion Price”). Any fractional shares issuable upon conversion of this Note shall be rounded down to the nearest whole share. The Company intends all such shares issuable upon conversion of the Note to be registered under securities registration pursuant to Section 1145 of the Bankruptcy Code (Title 11, United States Code, Section 1145.

The Conversion Price and the number of shares issuable upon conversion shall be proportionally adjusted for an “Adjustment Event,” defined as any reclassification of the common stock, recapitalization, merger or consolidation, or like capital adjustment affecting the number of shares of common stock of the Company outstanding. The good faith determination by the Board of Directors as to what adjustments, amendments or arrangements shall be made to the Conversion Price, and the extent thereof, shall be final and conclusive, provided that the Conversion Price is adjusted in a manner that is no less favorable than the manner of adjustment used as to any other person with similar adjustment rights.

Conversion of all or a part of this Note shall be effectuated by submitting a written notice (the “Notice of Conversion”), executed by the Holder, evidencing the Holder's intention to convert this Note or a specified portion hereof. No fraction of a share will be issued on conversion, but the number of shares issuable shall be rounded down to the nearest whole share. The date on which Notice of Conversion is given (the “Conversion Date”) shall be deemed to be the date on which the Borrower first receives the Notice of Conversion. Certificates representing Common Stock upon conversion will be delivered to the Holder within three (3) trading days, subject to reasonable delay for processing by the Borrower’s transfer agent if any, from the date the Notice of Conversion is delivered to the Borrower (“Delivery Date”). Delivery of shares upon conversion shall be made to the address specified by the Holder in the Notice of Conversion.

Any notice herein required or permitted to be given shall be presented in writing and sent by means of certified or registered mail, express mail, or other overnight delivery service, hand-delivery confirmed by signed receipt, or facsimile transmission (followed by prompt transmission of the original of such notice by any of the foregoing means), in each case with proper postage or other charges prepaid and addressed or directed to the Holder or to the Borrower at their respective addresses. Such notice(s) shall be deemed given when actually issued. Any party may change its address and fax number for notices by service of notice to the other as herein provided.

The following shall constitute an “Event of Default”:

(a)
The Borrower fails to issue shares of common stock to the Holder, which shares can be immediately resold in the public securities market, or fails to cause its Transfer Agent to issue shares of common stock upon proper exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note; or

(b)
The Borrower shall, without cause, fail to perform or observe, in any material respect, any other material covenant, term, provision, condition, agreement or obligation of the Borrower under this Note, and such failure shall continue uncured for a period of thirty days after written notice thereof from the Holder of such failure.

Borrower hereby waives demand for payment, notice of nonpayment, presentment, notice of dishonor, protest, and notice of protest. If default is made in the payment of this Note, Borrower shall pay the Holder hereof its costs of collection, including its reasonable attorneys’ fees.

This Note shall be governed by the internal laws of the State of New York.

This Note is the entire agreement between the parties, and none of the parties is relying on any prior or contemporaneous representation or promise, or any omission of any information, in entering into this Note.

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name, by its duly authorized representative on the date first written above.

ORBIT BRANDS CORPORATION

By
Joseph R. Cellura
Chief Executive Officer

SCHEDULE 1

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the debenture)

The undersigned hereby irrevocably elects to convert $ ______________ of the principal/interest amount of the above Note, dated __________, ____ into Shares of Common Stock of ORBIT BRANDS CORPORATION (the “Company”) according to the conditions hereof, as of the date written below.

Date of Conversion: ____________________________________________________________________

Conversion Price: $_____________________________________________________________________

Principal being converted: $______________________________________________________________

Accrued Interest being converted: $________________________________________________________

Number of shares of Common Stock to be issued: _____________________________________________

Name: _______________________________________________________________________________

Signature: ____________________________________________________________________________

Address: _____________________________________________________________________________